APPROVED  BY  THE  DIVISION  OF  CORPORATIONS             119064     RECEIVED
AND  COMMERCIAL  CODE  OF  THE  UTAH  STATE              1986 FEB - 6 PM 1:05
DEPARTMENT  OF  BUSINESS  REGULATION
ON THE 6TH DAY OF FEB  A.D.  1986.                      DIVISION OF CORPORATIONS
       ---        ---        -----                          STATE OF UTAH
               (STAMPED)                                       (STAMPED)

                            ARTICLES OF INCORPORATION
                                       OF
                            CELEBRITY LIMOUSINE, LTD.

     We, the undersigned natural persons acting as incorporators of the corporation under the Utah Business Corporations Act adopt the following Articles of Incorporation for such corporation.

                                    ARTICLE I

     Name.          The  name  of  the  corporation  (hereinafter  called
     ----
"Corporation")  is  CELEBRITY  LIMOUSINE,  LTD.

                                   ARTICLE II

     Period  of  Duration.          The period of duration of the Corporation is
     --------------------
perpetual.
                                   ARTICLE III

     Purposes  and  Powers.          The  purpose  for which this Corporation is
     ---------------------
organized is to engage in the business of limousine rental and to engage in any and all other lawful business.

                                   ARTICLE IV

     Capitalization.          The  Corporation shall have the authority to issue
     --------------
100,000,000 shares of stock having a par value of one mil ($.001). All stock of the Corporation shall be of the same class and shall have the same rights and preferences. Fully paid stock of this Corporation shall not be liable for further call or assessment. The authorized trading shares shall be issued at the discretion of the Directors.


       6037501107  (STAMPED)

                                    ARTICLE V

     Commencement  of  Business.     The Corporation shall not commence business
     ---------------------------
until at least One Thousand Dollars ($1,000) has been received by the Corporation as consideration for the issuance of its shares.

                                   ARTICLE VI

     Initial  Registered Office and Initial Registered Agent.     The address of
     -------------------------------------------------------
the initial registered office of the Corporation is 2586 East Wren Road, Salt Lake City, Utah 84117, and the initial registered agent of the Corporation at such address is Andrew A. Chudd.

                                   ARTICLE VII

     Directors.          The  Corporation  shall  be  governed  by  a  Board  of
     ---------
Directors consisting of no less than three (3) and no more than nine (9) directors. Directors need not be stockholders in the Corporation but shall be elected by the stockholders of the Corporation. The number of Directors constituting the initial Board of directors is three (3) and the name and post office address of the persons who shall serve as Directors until their successors are elected and qualified are:

Andrew  A.  Chudd
2586  East  Wren  Road
Salt  Lake  City,  Utah  84117

John  J.  Penzari
2985  South  3165  East
Salt  Lake  City,  Utah  84124

Margaret  A.  Chudd
2586  East  Wren  Road
Salt  Lake  City,  Utah  84117

                                  ARTICLE VIII

     Incorporators.          The  name  and  post  office  address  of  each
     -------------
incorporator  is:

Andrew  A.  Chudd
2586  East  Wren  Road
Salt  Lake  City,  Utah  84117

John  J.  Penzari
3985  South  3165  East
Salt  Lake  City,  Utah  84124

Margaret  A.  Chudd
2586  East  Wren  Road
Salt  Lake  City,  Utah  84117


                                   ARTICLE IX

     Preemptive  Rights.          There  shall be no preemptive right to acquire
     ------------------
unissued  and/or  treasury  shares  of  the  stock  of  the  Corporation.

                                    ARTICLE X

     Voting  of  Shares.     Each  outstanding  share  of  common  stock  of the
     ------------------
Corporation shall be entitled to one vote on each matter submitted to a vote at the meeting of the stockholders. Each stockholder shall be entitled to vote his or its share in person or by proxy, executed in writing by such stockholder, or by his duly authorized attorney-in-fact. At each election of Directors, every stockholder entitled to vote in such election shall have the right to vote in person or by proxy the number of shares owned by him or it for as many persons as there are directors to be elected and for whose election he or it has the right to vote, but the shareholder shall have no right to accumulate his or its votes with regard to such election.

                                   ARTICLE XI

     Declaration  Of  Partial  Liquidating Dividends.     The Board of Directors
     -----------------------------------------------
shall have the authority to declare, in its discretion, any dividends permitted by law including dividends in cash and property and shall, in addition, have authority to declare partial liquidating dividends by the Corporation without the consent or vote of the shareholders.

 /S/ ANDREW  A.  CHUDD                          /S/ ANDREW  A.  CHUDD
--------------------------------                -----------------------------
                                                    Registered  Agent
 /S/ MARGARET  A.  CHUDD
--------------------------------

 /S/ JOHN  J.  PENZARI
--------------------------------

STATE  OF  UTAH          )
                         :
COUNTY  OF  SALT  LAKE   )

     On  the  4th day of February, 1986, personally appeared before me Andrew A.
              ---
Chudd, Margaret A. Chudd, John J. Penzari and Andrew A. Chudd and duly acknowledged to me that they are the persons who signed the foregoing instrument as incorporators and registered agent, respectively, and that they have read the foregoing instrument and know the contents thereof and that the same is true of their own knowledge except as to those matters upon which they operate on information and belief and as to those matters believe them to be true.



                                                  /S/ KELLIE  HUMIS
                                                  ------------------------------
                                                                   NOTARY PUBLIC

                                                  Residing in Salt Lake City, UT

My  Commission  Expires:


   7-26-87  (SIGNED)
   --------------------


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